                                                                 EXHIBIT 3(ii)
                                                                 -------------
                                    BY-LAWS

                                      OF

                             PACIFIC TELESIS GROUP


                          (As amended April 1, 1996)


                               Table of Contents


Article I, Offices...................................................     1

Article II, Meetings of Stockholders.................................     1

Article III, Directors...............................................     5

Article IV, Notices..................................................     6

Article V, Officers..................................................     6

Article VI, Certificates of Stock....................................     7

Article VII, Seal....................................................     8

Article VIII, Amendments.............................................     8

Article IX, Control Share Statute....................................     8

                                    BY-LAWS

                                      OF

                             PACIFIC TELESIS GROUP


                          (As amended April 1, 1996)


                                   ARTICLE I

                                    Offices

     SECTION 1. The principal office of the corporation in the State of Nevada shall be located at 645 East Plumb Lane, in the City of Reno, County of Washoe.

     SECTION 2. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors or officers may from time to time determine or the business of the corporation may require.


                                  ARTICLE II

                           Meetings of Stockholders

     SECTION 1. Annual and special meetings of the stockholders shall be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     SECTION 2. The annual meeting of the stockholders shall be held on such date as may be designated by the Board of Directors, at which meeting the stockholders shall elect by a plurality vote those members of the Board of Directors who are to be elected at such meeting, and transact such other business as shall properly be brought before the meeting. (As amended March 22, 1991)

     SECTION 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or by the President and shall be called by the Chairman of the Board, the President or Secretary at the request in writing of a majority of the Board of Directors or the holders of sixty-six and two-thirds percent (66-2/3%) of the shares entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 4. The directors may fix a day not more than 60 days prior to the holding of any meeting of the stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting.

     SECTION 5. Notices of meetings of stockholders shall be in writing and signed by the Chairman of the Board, the President, the Secretary or an Assistant Secretary, or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which, and the time for when, the meeting is called, and the place where it is to be held. A copy of such notice shall be either delivered personally or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the records of the corporation, and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

     SECTION 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally scheduled.

     SECTION 8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 9. At any meeting of the stockholders, any stockholder may be represented and have his shares voted by a proxy or proxies appointed by an instrument in writing executed by the stockholder of record; provided, however, that no such instrument may appoint more than three persons to act as proxies at any such meeting, and if an instrument shall purport to appoint more than three persons to act as proxies the corporation shall recognize as proxies only the first three persons listed as appointed. In the event that an instrument in writing executed by a stockholder of record shall designate two or three persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such instrument shall be valid except for the purposes expressly stated therein, and shall not be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any written instrument appointing a proxy or proxies and duly executed by a stockholder of record shall, unless otherwise limited by its terms, continue in full force and effect until a written
instrument   bearing  a  later  date  is  filed  with  the  Secretary  of  the corporation, which instrument by its terms either revokes the earlier appointment or creates a new appointment.

     SECTION 10. No action required or permitted to be taken at an annual or special meeting of the stockholders of the corporation may be taken without a meeting, and the power of the stockholders to consent in writing without a meeting to the taking of any action is specifically denied. (As amended October 1, 1989)

     SECTION 11. To be properly brought before the annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, addressed to the attention of the Secretary of the corporation, within the time specified in the federal proxy rules for timely submission of a stockholder proposal or, if not within such time, then not less than twenty-five days nor more than sixty days prior to the meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received by the earlier of (a) the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b)two days prior to the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting,
(ii) the name and  record address of the stockholder  proposing such business,
(iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 11; provided, however, that nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

     The Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. (As amended September 24, 1993)

     SECTION 12. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors at the annual meeting or by the written consent of the shareholders, by or at the direction of the Board of Directors, may be made by any Nominating Committee or person appointed by the Board of Directors; nominations may also be made by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not less than twenty-five days prior to the meeting or the date the shareholders are first solicited for their consents as the case may be; provided, however, that, in the case of an annual meeting and in the event that less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the earlier of (a) the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two days prior to the date of the meeting. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, (iv) a statement as to the person's citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class, series and number of shares of capital stock of the corporation which are beneficially owned by the shareholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

     In connection with any annual meeting, the Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. (As amended September 24, 1993)

                                  ARTICLE III

                                   Directors

     SECTION 1. The business of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     SECTION 2. The Board of Directors of the corporation may hold meetings, annual, regular and special, either within or without the State of Nevada.

     SECTION 3. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

     SECTION 4. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, or a Vice Chairman, and shall be called by the Chairman of the Board, the President or Secretary on written request of a majority of the directors. Notice of special meetings shall be given by the Secretary or an Assistant Secretary of the corporation to each director personally or by telephone, facsimile transmission or telegram at least two (2) hours before the meeting, or by mailing written notice at least four (4) days before the meeting. (As amended October 28, 1988)

     SECTION 5. A majority of the Board of Directors, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. A director may participate in any such meeting by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to any such communications method constitutes presence in person at such meeting. Whenever any director participates in a meeting by means of any such communications method, each of the persons participating in the meeting shall sign the minutes thereof. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

     SECTION 6. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 7. Unless other procedures are established by resolution adopted by the Board of Directors, the provisions of Sections 3, 4 and 5 of this
Article III shall be applicable to committees of the Board of Directors, if any are established. For such purpose, references to "the Board" or "the Board of Directors" shall be deemed to refer to each such committee. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. (As amended July 28, 1989)


                                  ARTICLE IV

                                    Notices

     SECTION 1. Notice to directors may be given by the Secretary or an Assistant Secretary of the corporation to each director by mail, personally or by telephone, facsimile transmission or telegram. (As amended September 22,
1989)

     SECTION 2. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting an oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time. If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meetings; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

     SECTION 3. Whenever any notice whatsoever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                   Officers

     SECTION 1. The officers of the corporation shall be chosen by the Board of Directors and shall hold office at the pleasure of the Board. The officers of the corporation shall consist of a Chairman of the Board, a President, such Vice Chairmen of the Board, such Executive Vice Presidents and Vice Presidents as the Board of Directors may elect, a Secretary, a Treasurer, such Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may elect. (As amended January 22, 1988)

     SECTION 2. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be the Chief Executive Officer and shall have responsibility for the overall operations of the corporation; shall preside at all meetings of the Board of Directors and of the Executive Committee, if one be appointed, and of the stockholders; and shall perform such other duties as the Board of Directors may from time to time assign.

     SECTION 3. VICE CHAIRMAN OF THE BOARD OF DIRECTORS. Each Vice Chairman of the Board of Directors, if any is chosen, shall perform such duties as may from time to time be delegated to him by the Chairman of the Board or as may be assigned by the Board of Directors.

     SECTION 4. OTHER OFFICERS. Each Executive Vice President, each Vice President, the Secretary, each Assistant Secretary, the Treasurer, each Assistant Treasurer and each other officer elected by the Board shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board of Directors may from time to time direct. (As amended July 28,
1989)

     SECTION 5. RESIDENT AGENT. The Board of Directors shall choose the resident agent of the corporation, which may be either an individual or corporation, resident or located in the State of Nevada. All legal process and any demand or notice authorized by law to be served upon the corporation may be served upon the resident agent in the manner provided by law.


                                  ARTICLE VI

                             Certificates of Stock

     SECTION 1. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed. The Board of Directors may, from time to time, authorize the issuance of new certificates in place of lost or destroyed certificates, without the necessity of action by the Board of Directors in each particular case, upon the filing with such officers of the corporation or such other persons as the Board of Directors may designate of an affidavit or information and a bond of indemnity or indemnity agreement satisfactory to such designated officers or persons, or any of them.

     SECTION 2. STOCKHOLDERS OF RECORD. The corporation shall be entitled to recognize the exclusive right of the person registered on its books, whether individually or as a trustee, pledgee or otherwise, as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

     SECTION 3. The Board of Directors may fix a time as a record date for the determination of stockholders entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares, and only stockholders of record on that date shall be entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be.


                                  ARTICLE VII

                                     Seal

     The corporate seal shall have inscribed thereon the name of the corporation and the year of its incorporation.


                                 ARTICLE VIII

                                  Amendments

     These By-Laws may be altered, amended or repealed at any time by action of the Board of Directors. These By-Laws may also be altered, amended or repealed by action of the stockholders at any meeting of the stockholders if notice of such alteration, amendment or repeal be contained in the notice of such meeting; provided, however, that any alteration, amendment or repeal of these By-Laws by action of the stockholders must be approved by the vote of a least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of this corporation entitled to vote in the election of directors, voting as one class.

                                  ARTICLE IX

                             Control Share Statute

     SECTION 1. Shares of this corporation's capital stock beneficially owned by an acquiring person, as such term is defined in Section 78.3782 of the Nevada Revised Statutes, shall be redeemable as provided in Section 78.3792 of the Nevada Revised Statutes. This corporation specifically reserves all rights accorded to it under Sections 78.378-78.3793 of the Nevada Revised Statutes, including the right to elect not to be governed by such provisions under Section 78.378 of the Nevada Revised Statutes. (As amended September 22, 1989)

     SECTION 2. The provisions of Nevada Revised Statutes Sections 78.378 and 78.3793, inclusive, do not apply to any acquisition of a controlling interest in this Corporation by SBC Communications Inc., a Delaware corporation ("SBC"), pursuant to the Agreement and Plan of Merger dated as of April 1, 1996, among this Company, SBC Communications Inc. and SBC Communications (NV) Inc., a Nevada corporation, as the same may be amended, modified or supplemented. (As amended April 1, 1996)